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                                                                   EXHIBIT 10.24



                                 CHATTEL LEASING
                               SECURITY AGREEMENT

                                  SUTRO LEASING

         This Chattel Leasing Agreement ("Agreement") is entered into as of February 28, 1997 by and between Sutro Leasing, 201 California Street, San Francisco, CA 94111 (hereinafter called "Borrower") and BANCBOSTON LEASING INC., 100 Federal Street, Boston, Massachusetts 02110 (hereinafter called "BancBoston"). Borrower hereby grants to BancBoston to secure on a pro rata basis (a) the payment of $11,782,274.97 plus interest and other charges as provided in a certain Chattel Leasing Promissory Note of even date herewith from Borrower to the order of BancBoston (as amended and in effect from time to time, the "Note"), (b) the payment and performance of all of Borrower's obligations to BancBoston under that certain Guaranty, dated as of the date hereof (as amended and in effect from time to time, the "Guaranty"), delivered by Borrower to BancBoston to guarantee the payment and performance of certain obligations of T.A. Leasing Corp. to BancBoston, and (c) the payment and performance of all other obligations of Borrower hereunder and the payment and performance of all other obligations of Borrower to BancBoston whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including in connection with any FUTURE ADVANCES (all of the foregoing, being hereinafter called the "Obligations"), a continuing security interest in the following personal property of Borrower wherever located, whether now owned or hereafter acquired or arising, and any and all additions, substitutions, accessions and proceeds thereto or thereof together with the right to any and all manuals and other materials that contain technical data relating to the use, operation or structure of the following (all of the same being hereinafter called the "Collateral"):

         All personal and fixture property of every kind and nature including without limitation all furniture, fixtures, equipment, raw materials, inventory, goods, accounts, contract rights (including rights under operating leases wherein Borrower is lessor), rights to the payment of money, insurance refund claims and all other insurance claims and proceeds, tort claims, chattel paper, documents, instruments (including certified securities), deposit accounts and all general intangibles including, without limitation, all uncertificated securities, tax refund claims, license fees, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, rights to sue and recover for past infringement of patents, trademarks and copyrights, computer programs, computes software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which Borrower possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of Borrower, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics.

         All amounts owing with respect to the Obligations shall be secured pro rata by the Collateral without distinction as to whether some Obligations are then due and payable and other Obligations are not then due and payable.

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         Borrower hereby warrants and covenants that:

         1. LOCATION. The Collateral will be kept at the locations listed on
SCHEDULE 1 hereto and Borrower will not remove the Collateral from such locations without providing at least 30 days prior written notice to BancBoston.

         2. LIENS. Except for the security interest granted hereby, Borrower is the sole legal and equitable owner of the Collateral free from all encumbrances and will defend the same against the claims and demand of all persons claiming the same interests or any interests adverse to BancBoston. Borrower has good right and legal authority to create a security interest in the Collateral in the manner herein contemplated. Borrower will not pledge, mortgage or create, or suffer to exist, a security interest in the Collateral in favor of any person other than BancBoston, except for liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, materials or supplies in respect of obligations not overdue, and will promptly notify BancBoston of any lien or security interest asserted or any attachment, levy, execution or other legal process levied against or involving the Collateral, and will not sell or transfer the Collateral or any interest therein without the prior written consent of BancBoston.

         3. PERSONAL PROPERTY. The Collateral shall remain personal property and not be deemed to be a fixture irrespective of the manner of its attachment to any real estate. If the Collateral is attached to real estate, Borrower will promptly notify BancBoston, and will, on demand of BancBoston, use commercially reasonable efforts to furnish to BancBoston a waiver or disclaimer signed by each person having an interest in the real estate, of any interest in the Collateral. Borrower will notify BancBoston in writing of any intended sale, mortgage or of the terms and conditions of this Agreement to any prospective purchaser, mortgagee, grantee or other transferee of the real estate or any interest therein. Borrower will use commercially reasonable efforts to deliver to BancBoston, no later than ninety (90) days after the date hereof, a waiver in the form of SCHEDULE 3(a) hereto executed by each record owner and mortgagee of real estate where the Collateral is located. The Collateral shall be used solely by Borrower and its affiliates, and if the Collateral is used by an affiliate of Borrower, Borrower shall lease the Collateral to such person pursuant to a written lease in the form of SCHEDULE 3(b) hereto containing terms satisfactory to BancBoston, shall deliver a manually signed original of such executed lease to BancBoston, shall obtain and file signed financing statements in form and substance satisfactory to BancBoston covering the Collateral so leased and shall assign such financing statements to BancBoston.

         4. CHANGE OF ADDRESS; FURTHER ASSURANCES. Borrower will promptly notify BancBoston in writing of any change in address from that shown in this Agreement, shall at all reasonable times and from time to time allow BancBoston, by or through any of its officers, agents, attorneys or accountants, to examine, inspect or make extracts from Borrower's books and records or inspect the Collateral wherever located, and shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as BancBoston may reasonably require more completely to vest in and assure to BancBoston its rights hereunder or in any of the Collateral.

         5. INSURANCE. Borrower will keep the Collateral at all times insured by such insurance satisfactory to BancBoston, and in any event and without specific request by BancBoston, will insure the Collateral on an "all-risk" basis including so-called extended coverage against fire, theft, and, in the case of any motor vehicle, collision, and, without limiting the requirements of this
Section 5, in accordance with the insurance requirements set forth on SCHEDULE 5 hereto. All policies of insurance shall be with such insurance companies satisfactory to BancBoston, and shall state that loss thereon is payable to BancBoston (as loss

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payee and additional insured) and Borrower as their respective interests may appear. All policies of insurance shall provide for not less than thirty (30) days' notice of cancellation or change in form or nonrenewal to BancBoston and shall insure the interest of BancBoston regardless of any breach or violation by the Borrower or other person of the warranties, declarations or covenants contained in such policies and, if requested by BancBoston, shall be delivered to and held by it until all of the Obligations have been fully performed. Borrower expressly authorizes BancBoston, after a default under Section 8 of this Agreement, to adjust and settle claims under any insurance policy relating to the Collateral. After a default under Section 8 of this Agreement, BancBoston may act as attorney for Borrower in making and settling claims under any insurance covering the Collateral.

         6. MAINTENANCE; TAXES. Borrower will keep the Collateral in good order and repair, reasonable wear and tear excepted, and will not use the same in violation of law or any policy of insurance thereon. Borrower will pay promptly when due all taxes and assessments upon the Collateral or for its use or operation or upon this Agreement, except for taxes and assessments being contested by Borrower in good faith and with respect to which adequate reserves have been established.

         7. DISCHARGE OF ENCUMBRANCES. In the exercise of its reasonable discretion, BancBoston may pay or discharge taxes and other encumbrances at any time levied or placed on the Collateral, make repairs thereof and place and pay for insurance thereon and pay any necessary filing fees. Borrower agrees to reimburse BancBoston on demand for any and all expenditures so made, and until paid the amount thereof shall be an Obligation secured by the Collateral and bear interest until paid at the rate for overdue payments under the Note. BancBoston shall have no obligation to Borrower to make any such expenditures nor shall the making thereof relieve Borrower of any default.

         8. DEFAULT; REMEDIES. Borrower may have possession and use of the Collateral until default. Upon the happening of any of the following events or conditions (each a "default"), namely: (a) default (i) in the payment of any installment of principal or interest under the Note when the same becomes due and payable, whether on the scheduled date or any accelerated date, (ii) in the payment of any Obligation (other than those in the preceding clause (1)) within three (3) days after the same becomes due and payable, whether when ordinarily payable or upon acceleration, (iii) in the payment to BancBoston of any monetary obligation within three (3) days after the same becomes due by any endorser, guarantor or surety of or for any of the Obligations, (iv) in the performance by Borrower of any covenant contained herein or in the Note (other than the covenants in ss.ss.5, 10 and 12 hereof, as to which no grace period shall apply), which default remains unremedied for twenty (20) days, (v) in the performance by any guarantor of the Obligations of any covenant in such guarantor's guaranty, after giving effect to all applicable grace periods, (vi) in the performance of any obligation or covenant of Borrower to BancBoston under the Guaranty or any other note or security agreement, or any obligation to BancBoston of any endorser, guarantor or surety for any of Borrower's obligations thereunder, after giving effect to all applicable grace periods,
(vii) in the performance of any obligation or covenant of T.A. Leasing Corp. to BancBoston under that certain Amended and Restated Chattel Leasing Promissory Note dated November 29, 1996 and amended and restated as of February 28, 1997, as the same may be amended and in effect from time to time, (b) default in the payment or performance of (i) any promissory note, credit agreement, loan agreement, conditional sales contract, guaranty, lease, indenture, bond; debenture or other material obligation whatsoever to which Borrower is a party or by which Borrower is bound in excess of $3,000,000 as a result of which default a party thereto or a holder thereof is entitled to accelerate the obligations of Borrower thereunder, and such default has not been waived or cured in accordance with the terms of the contract pursuant to which it is payable, or (ii) any trade, tax or other current obligation of Borrower in excess of $3,000,000 as they mature, unless

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such obligations are being contested diligently and in good faith; (c) any representation or warranty of Borrower in this Agreement or the Guaranty proves false, erroneous or misleading in any material respect; (d) loss, theft, material damage or destruction of or to any of the Collateral to the extent not covered by insurance (provided that the occurrence of the events described in this clause (d) shall not constitute a default for purposes of this clause (d) until such time as the aggregate book value of Collateral subject to events described in this clause (d) which is not covered by insurance equals or exceeds $1,000,000, and in such event shall constitute a default only if after such aggregate book value of Collateral not covered by insurance exceeds such amount Borrower does not immediately prepay the Obligations under the Note in an amount equal to the amount of the loss, theft, damage or destruction or replace such Collateral with assets of equivalent value reasonably acceptable to BancBoston);
(e) involuntary liens on any Collateral which do not secure any obligation which is otherwise prohibited by this Agreement and which are removed or discharged within thirty (30) days so long as (i) Borrower immediately (and in any event within ten days of imposition of the lien) gives BancBoston written notice of the lien, (ii) Borrower in BancBoston's reasonable judgment is taking all reasonable steps to remove the lien, (iii) in BancBoston's reasonable judgment there is a reasonable likelihood the lien will be removed and (iv) no foreclosure proceedings are instituted or execution levied; (f) dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower, any lessee of Collateral pursuant to a lease described in Section 3, or any endorser, guarantor or surety of or for any Obligation (provided that nothing herein shall be deemed to cause a default if any lessee of Collateral or endorser, guarantor (other than JHFSC Acquisition Corp.) or surety of or for any Obligation terminates its existence or dissolves and such action is, in the judgment of Borrower, desirable and does not have a material adverse effect on the business, operations or condition (financial or otherwise) of Borrower) and, in the case of any bankruptcy or insolvency proceeding commenced against Borrower, any lessee of Collateral pursuant to a lease described in Section 3, or any endorser, guarantor or surety of or for any Obligation, Borrower or any such other person shall indicate its approval thereof, consent thereto or acquiescence therein or such proceeding shall not have been dismissed within sixty (60) days following the filing thereof; (g) such a change in the ownership of Borrower by JHFSC Acquisition Corp. as in the opinion of BancBoston increases its risk; (h) any default under any lease entered into by Borrower pursuant to Section 3 hereof (provided that so long as no default exists hereunder or would exist after giving effect to any such waiver, Borrower may waive defaults (other than insolvency defaults) under any such lease); or (i) any Event of Default under and as defined in that certain Revolving Credit Agreement dated as of November 29, 1996, by and among JHFSC Acquisition Corp., the other lenders named therein and The First National Bank of Boston for itself and as agent shall have occurred; thereupon, and as long as such event continues, BancBoston may immediately without notice or demand declare all of the Obligations to be due and payable, and BancBoston shall then have in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of Massachusetts, including without limitation, the right to take immediate possession of the Collateral, and for such purpose BancBoston may, so far as Borrower can give authority therefor, enter upon any premises on which the Collateral, or any part thereof, may be situated and remove the same therefrom without liability to Borrower for damages related thereto.

         In addition, after the occurrence of a default, the following provisions shall apply: Borrower will upon demand make the Collateral available to BancBoston at a place and time designated by BancBoston which is reasonably convenient to both parties. BancBoston may sell, lease or otherwise dispose of the Collateral at public or private sale with or without having the Collateral at the place of sale and upon terms and in such manner as BancBoston may determine and, unless prohibited by applicable law, BancBoston may purchase any Collateral at

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such sale. Upon such sale the Collateral shall be held by the purchaser absolutely free of any claims or rights whatsoever, all such rights or claims hereof being waived and released by the Borrower. Prior to disposition of Collateral pursuant to this Agreement, BancBoston may, at its option, cause any of the Collateral to be repaired or reconditioned, but not upgraded unless mutually agreed, in such manner and to such extent as to make such Collateral saleable, and all reasonable sums expended therefor by BancBoston shall be repaid by Borrower and be part of the Obligations secured hereby. Unless the Collateral threatens to decline rapidly in value, BancBoston will give Borrower at least five days' prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale thereof is to be made. From the proceeds of the sale, BancBoston shall be entitled to retain
(i) all sums secured hereby, (ii) its reasonable expenses of retaking, holding, preparing for sale and selling, and (iii) reasonable legal expenses incurred by it in connection herewith and with such sale.

         9. WAIVERS. Borrower waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect both to the Obligations and the Collateral, Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as BancBoston may deem advisable. BancBoston shall have no duty (other than the duty of reasonable care) as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties or relating to the Collateral. BancBoston may exercise its rights with respect to the Collateral without resorting or regard to other collateral or sources of reimbursement for liability. BancBoston shall not be deemed to have waived any of its rights relating to the Obligations or the Collateral unless such waiver is in writing and signed by BancBoston. No delay or omission on the part of BancBoston in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of BancBoston relating to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised separately or concurrently. At any time upon written request of BancBoston, at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver any and such further instruments and documents and take such further action as BancBoston may reasonably deem desirable in obtaining the full benefit of this Agreement and of the rights and powers herein granted. The Borrower also authorizes BancBoston to act as Borrower's agent in order to file any financing statement or continuation statement under the Uniform Commercial Code without the signature of Borrower in order to effectuate the purposes of this Agreement.

         10. CHANGE IN NAME OR CORPORATE STRUCTURE. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary. Borrower will not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed hereunder seriously misleading within the meaning of Section 9-402(7) of the Uniform Commercial Code (or any other then applicable provision of the Code) unless Borrower shall have given BancBoston at least thirty (30) days' prior written notice thereof or shall have delivered to BancBoston acknowledgment copies of UCC-3 Financing Statements reflecting such change duly executed and duly filed in each jurisdiction in which UCC-1 filings were required in order to perfect the security interest granted by this Agreement in the Collateral and shall have taken all action (or made arrangements to take such

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action concurrently with such change if it is impossible to take such action in advance) necessary or reasonably requested by BancBoston to amend such financing statement or continuation statement so that it is not seriously misleading.

         11. SECURITY INTEREST. The Borrower represents that this Agreement constitutes a valid and continuing first lien on and first perfected security interest in favor of BancBoston in the Collateral, prior to all other liens, encumbrances, security interests and rights of others and is enforceable as such against creditors of the Borrower, any owner of the real property where any of the Collateral is located, any purchaser of such real property and any present or future creditor obtaining a lien on such real property. Other than Uniform Commercial Code financing statements executed in favor of BancBoston in connection with this Agreement, no financing statements under the Uniform Commercial Code of any state or other instrument evidencing a lien which names Borrower as debtor is on file and Borrower has not signed any such document or any security agreement authorizing any secured party thereunder to file any such financing statement or instrument. Borrower agrees that if Borrower wishes to enter into additional financing arrangements for capital assets BancBoston shall have the opportunity to provide such financing arrangements before Borrower shall seek financing from another lender. If BancBoston declines to provide such financing on terms reasonably satisfactory to Borrower, BancBoston will release, pursuant to documents satisfactory to BancBoston, from the lien of this Agreement the capital assets to be so financed by the other lender; PROVIDED that the terms of any such other financing shall be no more unfavorable to Borrower than the terms offered by BancBoston.

         12. FINANCIAL STATEMENTS. Borrower shall annually, within ninety (90) days after the close of the fiscal year for Borrower, furnish to BancBoston financial statements of Borrower and JHFSC Acquisition Corp., including a balance sheet as of the close of such year and statements of income and retained earnings for such year, prepared in accordance with generally accepted accounting principles, consistently applied from year to year, and certified by Borrower's chief financial officer, in the case of Borrower's statements, and by independent public accountants for JHFSC Acquisition Corp., in the case of its financial statements. If requested by BancBoston, Borrower shall also provide quarterly financial statements of Borrower, similarly prepared for each of the first three quarters of each fiscal year, certified (subject to normal year-end audit adjustments and the absence of footnotes) by the chief financial officer of Borrower and furnished to BancBoston within sixty (60) days following the end of the quarter, and such other financial information as may be reasonably requested by BancBoston.

         13. MISCELLANEOUS. This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of The Commonwealth of Massachusetts. This Agreement is intended to take effect as a sealed instrument. Captions are intended for convenience only and are not to be considered as part of the text of this Agreement. If any provision of this Agreement shall be held by any court of competent jurisdiction to be unenforceable, such holding shall not affect or impair any other provision hereof.

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         IN WITNESS WHEREOF, Borrower has duly executed four original counterparts of this Agreement as of the date first written above.

                                        SUTRO LEASING



                                        By: /s/ Mary Jane Delaney
                                           -----------------------------------

                                        Title:  CFO, Secretary
                                              --------------------------------
                                                  Hereunto Duly Authorized

Accepted:

BANCBOSTON LEASING INC.


By:___________________________
   Title:

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         IN WITNESS WHEREOF, Borrower has duly executed four original counterparts of this Agreement as of the date first written above.

                                        SUTRO LEASING



                                        By:
                                           -----------------------------------

                                        Title:
                                              --------------------------------
                                                  Hereunto Duly Authorized

Accepted:

BANCBOSTON LEASING INC.


By: /s/ Annemarie L. Wamen
   ------------------------
   Title: Assistant Vice President


BOS-BUS:341415.4